Exhibit 99.2

Acquisition Summary of Focus Business Bank (“FCSB”) April 23, 2015

Forward Looking Statement Disclaimer This presentation contains certain forward-looking information about Heritage Commerce Corp, Heritage Bank of Commerce and Focus Business Bank, and the combined company after the close of the transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Heritage Commerce Corp, Heritage Bank of Commerce, Focus Business Bank and the combined company. Forward-looking statements speak only as of the date they are made and we assume no duty to update such statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. In addition to factors previously disclosed in reports filed by Heritage Commerce Corp with the SEC, risks and uncertainties for each institution and the combined institution include, but are not limited to: lower than expected revenues; credit quality deterioration or a reduction in real estate values which could cause an increase in the allowance for loan losses and a reduction in net earnings; increased competitive pressure among depository institutions; the ability to complete the proposed transaction, including obtaining regulatory approvals and approval by the shareholders of Heritage Commerce Corp and Focus Business Bank, or any future transaction, successfully integrate such acquired entities, or achieve expected beneficial synergies and/or operating efficiencies, in each case within expected time-frames or at all; regulatory approvals may not be received on expected time-frames or at all; the possibility that the cost of additional capital may be more than expected; the possibility that a change in the interest rate environment may reduce net interest margins; asset/liability re-pricing risks and liquidity risks; general economic conditions, either nationally or in the market areas in which the entities operate or anticipate doing business, are less favorable than expected; and environmental conditions, including natural disasters, may disrupt business, impede operations, or negatively impact the values of collateral securing loans.

The Opportunity HTBK Branch FCSB Branch 2 Blocks Apart (1) Pending completion of announced acquisition of Bridge Capital Holdings (BBNK) by Western Alliance (WAL) Source: SNL Financial and Company Reports Strong geographic and strategic fit Enhances presence in Santa Clara County Positions HTBK to be the last independent community bank headquartered in San Jose, CA(1)

Strategic, financial, and cultural fit with congruent small to middle-market business banking focus in San Jose and the San Francisco Bay Area Combines two leading commercial banking franchises headquartered in San Jose, resulting in more than $2 billion in combined assets with like-minded community focus Additive to Key Lines of Business Business Banking Preferred SBA Lender Not-for-profit Sector Homeowner Association Services Operational leverage Efficiency Liquidity Capital Strategic Rationale

Valuable low-cost core deposit franchise Core deposits of $342 million(1) (94.6% of total deposits) Noninterest bearing deposits of $95 million(1) (26.3% of total deposits) Q4 2014 cost of deposits – 18bps FCSB adds $182 million in loans(1) Financially Attractive First full year EPS(2) accretion of 10% Internal rate of return in excess of 15% Tangible book value per share payback period less than 4 years Significant cost savings and operational synergies due to branch overlap Pro forma capital ratios at close(3): TCE / TA of approximately 9.0% and Total Risk Based Capital Ratio of 11.9% Relatively Low Execution Risk Transaction Rationale Actual as of 12/31/2014; Core deposits = total deposits less CDs > $100,000 Based on 2016 EPS per First Call Consensus estimates and includes 100% phase-in of cost savings Assumes conversion of Series C convertible preferred equity

Transaction Value: $54.8 million(1) / $16.41 per FCSB common share Consideration Detail: Fixed exchange ratio of 1.8235 for each FCSB common share and unvested restricted stock 5.5 million HTBK shares to be issued Assumes cash out of all options Pro Forma Ownership(2) 85.4% HTBK Shareholders 14.6% FCSB Shareholders Board Representation: Upon completion of transaction, HTBK board will consist of 13 directors, 11 representatives from HTBK and 2 representatives from FCSB Required Approvals: Customary regulatory and shareholder approvals of both companies Expected Closing: Q4 2015 Transaction Overview Based on HTBK price of $9.00 on 4/22/2015; aggregate transaction value assumes $5.5 million cash out of in-the-money options Assumes conversion of Series C convertible preferred equity Source: SNL Financial and Company Reports

Valuation Multiples: 1.73x Price / Tangible Book Value Per Share(1) 42.1x Price / 2014 EPS 8.6x Price / 2016e EPS + Synergies(2) 5.1% premium to core deposits(3) Transaction Costs & Goodwill: One-time restructuring charges and transaction costs of approximately $7.5 million Estimated goodwill and other intangible assets of $28 million Cost Savings: Estimated pretax cost savings of the combined company of $4.5 million Financial Impact 2016 EPS accretion of 10% Internal rate of return in excess of 15% Tangible book value per share dilution of 6.6% Estimated TBV earnback of less than 4 years Financial Impact and Assumptions Based on tangible book value per share as of 12/31/2014 Includes 100% phase-in of cost savings Core deposits = total deposits less CDs > $100,000 Source: SNL Financial and Company Reports

Overview of Focus Business Bank

HERITAGE COMMERCE CORP

Corporate Overview	
Bank Name	Focus Business Bank
Ticker / Exchange	OTC: FCSB
Headquarters	San Jose, CA
Date Established	2007
Number of FTEs	39
Number of Offices	1

Balance Sheet	For the Year Ended		For the Quarter Ended		
	12/31/2013	12/31/2014	6/30/2014	9/30/2014	12/31/2014
Total Assets ($000)	$312,659	$391,283	$369,426	$407,051	$391,283
Cash & Cash Equivalents ($000)	103,492	129,375	122,423	137,771	129,375
Total Securities ($000)	63,566	71,392	95,686	92,252	71,392
Total Loans ($000)	140,342	182,410	145,647	170,684	182,410
Loan Growth (Anlzd. Vs. Prior Period)	17.5%	30.0%	(11.4%)	68.2%	27.3%
Total Deposits ($000)	285,015	361,310	340,429	377,306	361,310
Deposit Growth (Anlzd. Vs. Prior Period)	52.9%	26.8%	42.4%	43.0%	(16.8%)
Noninterest Bearing Deposits (% of Total)	33.2	26.3	28.3	27.8	26.3
Loans / Deposits (%)	49.2	50.5	42.8	45.2	50.5
Cash and Securities / Assets (%)	53.4	51.3	59.0	56.5	51.3
Capital and Asset Quality					
Leverage Ratio (%)	8.50	7.09	7.39	7.22	7.09
Risk Based Capital Ratio (%)	14.84	14.71	13.73	15.24	14.71
Loan Loss Reserve / Loans (%)	1.82	1.47	1.74	1.51	1.47
NPAs / Assets (%)	0.35	0.15	0.03	0.14	0.15
Financial Performance					
Net Income ($000)	$870	$1,157	$313	$273	$319
Pre-Tax Pre-Provision Income ($000)	1,368	2,123	587	471	566
Return on Average Assets (%)	0.33	0.32	0.36	0.29	0.32
Return on Average Tangible Common Equity (%)	3.53	4.16	4.85	4.12	4.70
Yield on Loans (%)	5.30	5.03	5.07	5.03	5.06
Net Interest Margin (%)	2.80	2.61	2.87	2.67	3.03
Noninterest Income / Average Assets (%)	0.60	0.49	0.58	0.49	0.31
Noninterest Expense / Average Assets (%)	2.68	2.35	2.33	2.30	2.26
Efficiency Ratio (%)	83.8	81.1	78.0	83.7	81.7

Source: SNL Financial and Company Reports

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Pro Forma Loan & Deposit Composition (1) Pro forma does not include purchase accounting or merger-related adjustments Source: Loan and deposit composition per company regulatory filings for the quarter ended 12/31/2014 + = + = Gross Loans: $1,271,053 Total Deposits: $1,749,696 Total Deposits: $1,388,386 Cost of Deposits: 0.15% Total Deposits: $361,310 Cost of Deposits: 0.18% Diversified Loan Portfolio Strong Core Deposit Base HTBK FCSB Pro Forma (1) HTBK FCSB Pro Forma (1) Gross Loans: $1,088,643 Yield on Loans: 5.43% Gross Loans: $182,410 Yield on Loans: 5.06% C&I 42.5% C&D 6.2% Residential R.E. 0.5% Commercial R.E. 46.9% Consumer & Other 3.9% C&I 27.8% C&D 0.8% Residential R.E. 1.0% Commercial R.E. 64.0% Consumer & Other 6.4% C&I 40.4% C&D 5.5% Residential R.E. 0.6% Commercial R.E. 49.4% Consumer & Other 4.2% MMDA & Sav. 16.3% DDA 37.3% NOW & Other 28.0% Retail Time 1.4% Jumbo Time 17.0% MMDA & Sav. 49.6% DDA 26.3% NOW & Other 17.7% Retail Time 1.0% Jumbo Time 5.4% MMDA & Sav. 23.1% DDA 35.0% NOW & Other 25.9% Retail Time 1.4% Jumbo Time 14.6%

Walter T. Kaczmarek President and Chief Executive Officer 408.494.4500 Keith A. Wilton Executive Vice President Chief Operating Officer 408.494.4534 Lawrence D. McGovern Executive Vice President Chief Financial Officer 408.494.4562 Debbie K. Reuter Executive Vice President Chief Risk Officer & Corporate Secretary 408.494.4542 Corporate Headquarters 150 Almaden Boulevard San Jose, CA 95113 NASDAQ: HTBK Contact Information